Exhibit 10.4

CONSENT AND SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS CONSENT AND SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of December 21, 2009, is made with respect to the LOAN AND SECURITY AGREEMENT, dated as of July 26, 2005 (as amended, modified, supplemented or restated and in effect from time to time, the “Loan Agreement”), between WELLS FARGO RETAIL FINANCE, LLC (herein, the “Lender”), a Delaware limited liability company with offices at One Boston Place, 18th Floor, Boston, Massachusetts 02109, and BLUEFLY, INC. (the “Borrower”), a Delaware corporation with its principal executive offices at 42 West 39th Street, New York, New York  10018.

BACKGROUND:

The Borrower has informed the Lender that the Borrower intends to issue 8,823,529 shares of common stock having a par value of $0.01 to Rho Ventures VI, L.P. (“Rho”) for a purchase price of $1.70 per share (the “Specified Transaction”);

The Borrower has informed the Lender that in connection with the Specified Transaction and as a condition precedent thereto certain of the Subordinated Entities shall convert the Convertible Promissory Notes (as such term is defined in the Subordinated Note Documents) into common shares of the Borrower and that in connection with such conversion the Borrower desires to pay the Subordinated Entities cash interest for the period ending November 30, 2009 in the aggregate amount of $332,081.17 plus interest thereafter accruing (the “Cash Interest”)

The Borrowers have requested that the Lender (i) consent to the Specified Transaction to the extent necessary to prevent the occurrence of a Default under the Loan Agreement as a result of the Specified Transaction, (ii) consent to the payment of the Cash Interest and (iii) amend certain terms and conditions of the Loan Agreement, and the Lender is willing to do so on the terms and conditions set forth in this Seventh Amendment.

In consideration of the mutual covenants contained herein and benefits to be derived herefrom, the parties hereto agree as follows:

SECTION 1. Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Loan Agreement.

SECTION 2. Consent to Specified Transaction.  Subject to satisfaction of each and all of the preconditions to effectiveness set forth in SECTION 5 below, the Lender hereby consents to (i) the consummation by the Borrower of the Specified Transaction; (ii) the payment by the Borrower to and receipt by certain of the Subordinated Entities of the of the Cash Interest notwithstanding Section 4.19(b) of the Loan Agreement and Section 2.2(a) of the Subordination Agreement.

SECTION 3. Limited Scope of Waiver and Consent.  The consent to the Specified Transaction contained in SECTION 2 above (i) is a limited, one-time consent, (ii) shall not be deemed to constitute to any similar transaction or any other event which is prohibited by the terms of the Loan Agreement, and (iii) is granted by the Lender in reliance upon the Borrower’s representations, warranties and agreements set forth herein.

SECTION 4. Amendment to Loan Agreement.  The provisions of the Loan Agreement are hereby amended as follows:

4.1 Article 1 of the Loan Agreement is hereby amended as follows:

The definition of “Change of Control” contained therein is deleted in its entirety and replaced with the following:

"Change in Control":   The occurrence of any of the following:

(a)           The acquisition, by any group of persons (within the meaning of the Exchange Act) or by any Person, other than by one or more of the Subordinated Entities, Prentice Capital Management, L.P. or Rho Ventures VI, L.P.  and/or their affiliates, of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of 35% or more of the issued and outstanding capital stock of the Borrower having the right, under ordinary circumstances, to vote for the election of directors of the Borrower, which Person or group of Persons thereby becomes the largest shareholder of Borrower.

(b)            More than half of the persons who were directors of the Borrower on the first day of any period consisting of Twelve (12) consecutive calendar months (the first of which Twelve (12) month periods commencing with the first day of the month during which this Agreement was executed) (together with any new directors whose nomination for election by the equity holders of the Borrower, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease, for any reason other  than death or disability, to be directors of the Borrower.

4.2 Article 2 of the Loan Agreement is hereby amended as follows:

4.2.1 Section 2.14 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

In addition to any other fee to be paid by the Borrower on account of the Revolving Credit, the Borrower shall pay the Lender the "Unused Line Fee" (so referred to herein) of 0.75% per annum of the average difference, during the month just ended (or relevant period with respect to the payment being made on the Termination Date) between the Revolving Credit Ceiling and the aggregate of the unpaid principal balance of the Loan Account and the undrawn Stated Amount of L/C's outstanding during the relevant period.  The Unused Line Fee shall be paid in arrears, on the first day of each month after the execution of this Agreement and on the Termination Date.

SECTION 5. Conditions Precedent.  This Amendment shall not be effective until each of the following conditions have been satisfied, as determined by the Lender in its discretion:

5.1 The Lender shall have received counterparts of this Amendment duly executed by each of the parties hereto.

5.2 All corporate and shareholder action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this Amendment shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Lender shall have been provided to the Lender.

5.3 After giving effect to this Amendment, the representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case they shall be true and correct as of such earlier date).

5.4 After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein.

5.5 The Specified Transaction shall have been consummated and Rho shall have purchased the Initial Shares (as defined it the Purchase Agreement) for the Initial Purchase Price (as defined it the Purchase Agreement).

5.6 The Borrower shall have paid to the Lender an amendment fee in the amount of $20,000.00 (the “Amendment Fee”) in consideration for the amendment contained herein.  The Amendment Fee shall be fully earned upon the date hereof, and shall not be subject to refund or rebate under any circumstances.

5.7 The Borrower shall have paid in full all reasonable costs and expenses of the Lender (including, without limitation, reasonable attorneys’ fees) in connection with the preparation, negotiation, execution and delivery of this Amendment.

SECTION 6. Waiver of Claims.

6.1 The Borrower, for itself and on behalf of its officers, directors, employees, attorneys, representatives, administrators, successors, and assigns hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Lender, or its officers, directors, employees, attorneys, representatives, parent, affiliates, participants, successors, or assigns (collectively, “Credit Parties”) with respect to the Liabilities, or otherwise, and that if the Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against any Credit Party, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Amendment, all of them are hereby expressly WAIVED, and the Borrower hereby RELEASES the Credit Parties from any liability therefor.

SECTION 7. Miscellaneous.

7.1 Except as provided herein, all of the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect.

7.2 This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

7.3 This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

7.4 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE COMMONWEALTH OF MASSACHUSETTS.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

BLUEFLY, INC.

By:      /s/ Kara B. Jenny
Name: Kara B. Jenny
Title:   Chief Financial Officer

LENDER:

WELLS FARGO RETAIL FINANCE, LLC

By:      /s/ Michele L. Ayov
Name: Michele L. Ayov
Title:   Vice President